SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”), dated as of July 3, 2012 to the employment agreement (the “Employment Agreement”), dated as of February 19, 2009, by and between James E. Rogers (the “Employee”) and Duke Energy Corporation (Duke Energy), as amended.

WHEREAS, the Employee and Duke Energy entered into the Employment Agreement, pursuant to which the Employee currently serves as the Executive Chairman of the Board of Directors of Duke Energy (the “Executive Chairman”);

WHEREAS, the Employee and Duke Energy entered into an amendment to the Employment Agreement that became effective at the Effective Time (as defined in the Agreement and Plan of Merger, by and among Duke Energy, Diamond Acquisition Corporation and Progress Energy, Inc., dated as of January 8, 2011 (the “Merger Agreement”)), pursuant to which the Employee ceased to be employed as President and Chief Executive Officer of Duke Energy and began to solely serve as the Executive Chairman (the “First Amendment”);

WHEREAS, immediately following the Effective Time, the Board of Directors of Duke Energy determined that it was in the best interest of Duke Energy for the Employee to be reappointed as President and Chief Executive Officer of Duke Energy and that he remain Chairman of the Duke Energy Board of Directors; and

WHEREAS, the Board of Directors has determined that the Employee should continue with Duke Energy on terms and conditions that are the same as prior to the execution of the First Amendment.

NOW; THEREFORE, in light of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Duke Energy and the Employee agree to amend the Employment Agreement as follows, effective as of 12:01 a.m. on July 3, 2012:

1.     All amendments set forth in the First Amendment shall be null and void and of no force or effect. All terms and conditions of the Employment Agreement shall revert to the operative terms and conditions prior to the Effective Time in all respects.

2.     This Amendment constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between the Employee and Duke Energy.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.

EMPLOYEE

/s/ James E. Rogers
James E. Rogers

Acknowledged and Agreed:

DUKE ENERGY CORPORATION

By:  /s/ Ann M. Gray
Name:  Ann M. Gray
Title:    Lead Director